UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 31, 2021
TARSUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39614	81-4717861
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
15440 Laguna Canyon Road, Suite 160
Irvine, CA 92618
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (949) 409-9820
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TARS	The Nasdaq Stock Market LLC Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2021, the Board of Directors (the “Board”) of Tarsus Pharmaceuticals, Inc. (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, appointed Elizabeth Yeu-Lin, M.D. to the Board, effective immediately. Dr. Yeu will serve as a Class II director with a term expiring at the Company’s 2022 annual meeting of stockholders or until her successor is duly elected and qualified. Further, effective immediately, the Board appointed Dr. Yeu to serve on the Science and Technology Committee of the Board.

As a non-employee director, Dr. Yeu will receive cash and equity compensation paid by the Company pursuant to its non-employee director compensation policy, which includes an initial grant of an option to purchase 20,000 shares of the Company’s common stock. There are no arrangements or understandings between Dr. Yeu and any other person pursuant to which Dr. Yeu was elected as a director. In addition, the Company has entered into an indemnification agreement with Dr. Yeu in connection with her appointment to the Board, which is in substantially the same form as that entered into with the other directors of the Company.

The Company previously entered into a consulting agreement with Dr. Yeu (as amended, the “Consulting Agreement”) under which Dr. Yeu serves as the Company’s Chief Medical Advisor. The Consulting Agreement provides for Dr. Yeu to receive annual cash compensation of $240,000. Additionally, since January 1, 2020, Dr. Yeu has been granted options to purchase an aggregate of 45,134 shares of the Company’s common stock, which includes an option to purchase 33,372 shares of the Company’s common stock pursuant to the Consulting Agreement, with exercise prices ranging from $2.01 to $34.72 per share. Pursuant to the existing terms of her outstanding options, Dr. Yeu will continue to vest in her outstanding options as she continues to provide services to the Company pursuant to the Consulting Agreement. The Consulting Agreement became effective as of August 1, 2020 and may be terminated by either party with ten days’ notice. The Consulting Agreement contains standard confidentiality, indemnification and intellectual property assignment provisions in favor of the Company.

Following the appointment of Dr. Yeu, the Company’s Class II directors consist of Dr. Yeu, Rosemary Crane, Michael Ackermann, Ph.D. and Bobak Azamian, M.D., Ph.D.

A copy of the press release issued by the Company announcing Dr. Yeu’s appointment is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Amended Registration Statement on Form S-1/A (File No. 333-249076) filed with the Securities and Exchange Commission on October 9, 2020).

99.1	Press Release issued by the Company on January 4, 2022 announcing the appointment of Dr. Yeu to the Board of Directors.

104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARSUS PHARMACEUTICALS, INC.

Dated:	January 4, 2022	By:	/s/Bobak Azamian
Bobak Azamian, M.D., Ph.D.
President and Chief Executive Officer